(2)

LETTER OF INTENT

September 21, 2007

AMONG:

101073531 Saskatchewan Ltd.

("Saskco")

AND:

Thunder Sword Resources Inc.

("Thunder")

AND:

Midwest Uranium Corp.

("Midwest")

Re: Proposed Agreement

This letter is intended to set out the framework for a series of further proposed transactions among Thunder, Saskco and Midwest. The transactions herein result from and give support to, the proposed transactions set out in the Letter of Intent entered into by these parties on September 21, 2007, a copy of which is attached as a Schedule hereto (the"First Letter of Intent").

Except as specifically set out in this Letter of Intent, the terms and conditions of this proposal are non-binding on the parties. The parties acknowledge that they are obligated to negotiate in good faith towards definitive agreements encompassing the terms and conditions of this proposal.

Defined Terms

In this letter of intent, the defined terms have the following meanings:

"Amalco" means a publically trading company approved by Thunder and Midwest which will purchase all issued and outstanding shares of Thunder and Midwest;

"Definitive Agreements" means the written agreements of the participating parties comprising the terms and conditions acceptable to the parties based on the framework set out in ths letter of intent;

"Midwest Purchase Agreement" means a binding contract between Midwest and Saskco for the purchase and sale of Saskco's interest in the Mineral Claims;

"Mineral Claims" means those mineral claims and leases which are the subject of the Thunder Option Agreement;

"Minimum Interest" means 49% of the Non-Tribune Claims and 24% of the Schedule A Claims;

"Non-Tribune Claims" means all of the mineral claims and/or leases which are the subject of the Thunder Option Agreement, excluding the Schedule A Claims;

"Options Agreement" means the Thunder Option Agreement and the Tribune Option Agreement;

"Schedule A Claims" means those claims set out in Schedule "A" to the Tribune Agreement;

"Shares" means preferred shares in the capital stock of Mid West having a price of ~~$0.10~~ $0.08 U.S.;

"Thunder Option Agreement" means the agreement dated February 28, 2006, as amended by the agreement dated October, 2006, between Thunder and Saskco.;

"Tribune" means Tribune Resources Corp.;

"Tribune Option Agreement" means the agreement dated April 27, 2007, among Saskco, Tribune and Thunder wherein Tribune has the right to earn a 51% interest in the Schedule "A" Claims.

Statement of Intention

1. Saskco and Midwest will enter into the Midwest Purchase Agreement which will be completed by November 1, 2007.

2. The interest transferred by Saskco pursuant to the Midwest Purchase Agreement will, subject to the terms of the Option Agreements and the First Letter of Intent, be as follows:

(a) if the Amalgamation occurs within 180 days from the date of the First Letter of Intent:

    (i) 75% of the Non-Tribune Claims; and
    (ii) 24% of the Schedule A Claims.

(b) if the Amalgamation does not occur within 180 days from the date of the First Letter of Intent:

    (i) 49% of the Non-Tribune Claims;
    (ii) 24% of the Schedule A Claims; and
    (iii) such further and additional interest in the Mineral Claims that may remain with Saskco due to the failure of Thunder or Tribune, as the case may be, to acquire such interests pursuant to the Option Agreements, by April 1, 2009.

3. In consideration of the interest transferred pursuant to paragraph 2 herein, Midwest will issue to Saskco, the following shares in its capital stock:

    (a) 60,000,000 Shares if the interest transferred is 75% of the Non-Tribune Claims and more than 49% of the Schedule A Claims;

    (b) a proportionate lesser number of Shares in the event that the interest transferred is less than the amount set out in paragraph 3(a) herein.

4. Within 30 days following the completion of the transfer of at least the Minimum Interest pursuant to the Midwest Purchase Agreement and the resulting issuance of the Shares, Midwest will pay Saskco a property acquisition fee of $300,000 U.S.

5. Upon completion of the Midwest Purchase Agreement:

    (a) Midwest will assume the obligations as Operator under the Option Agreements and will do all steps necessary to keep the Mineral Claims in good standing, subject to any obligations of Thunder and Tribune under the Option Agreements and the terms hereof.

    (b) Midwest will pay all costs and expenses relating to the Mineral Claims in an amount equal to its proportionate ownership and will assume and abide by all of the obligations of Saskco under the Option Agreements, subject to the terms of the First Letter of Intent;

(c) Midwest will maintain and continue with the 2007 work program as designed by Saskco in regards to the Mineral Claims;

(d) Saskco will provide advice to Midwest in regards to the Mineral Claims until such time as Midwest and Saskco determine that such advice is no longer required; and

(e) Midwest will, upon vesting of its interest provided herein by paragraph 2(a) and subject to a proportionate reduction if a lesser amount is vested under paragraph 2(b), pay such amounts as may be required to keep the Mineral Claims in good standing and will expend a minimum $2,000,000 in 2008 and a minimum $2,000,000 in 2009 on work programs on the Mineral Claims as required by the Option Agreements.

6. Midwest will, by November 1, 2007, complete a private placement financing in a minimum amount of $1,000,000 U.S. The obligations of Saskco to complete its obligations under the Midwest Purchase Agreement will be subject to completion of this condition precedent.

7. This Letter of Intent will expire 180 days from the date of this Letter of Intent if the Acquisition is not completed and if Amalco is not trading on a public stock exchange or quoted on NASD-OTC BB and all obligations of the parties herein will be extinguished save and except that Saskco will sell and Midwest will purchase the Minimum Interest for the consideration set out in paragraphs 3 and 4 herein.

8. All agreements contemplated herein will be subject to shareholder approval and approval of the relevant regulatory authorities.

The parties have expressed their intent to enter into agreements incorporated herein, on the day and year first above written.

____
101073531 Saskatchewan Ltd
(authorized signatory)

____
Thunder Sword Resources Inc.
(authorized signatory)

Mid West Uranium Corp.
(authorized signatory)